Press Release

Excelerate Energy Announces First Quarter 2022 Results

The Woodlands, TX, May 24, 2022 – Excelerate Energy, Inc. (NYSE: EE) (the "Company" or “Excelerate”) today reported its financial results for the first quarter ended March 31, 2022.

REcent Highlights

•
Reported Net Income of $12.8 million and Adjusted EBITDAR of $71.4 million(1) for the first quarter
•
Executed gas sales at Northeast Gateway terminal in Boston harbor
•
Completed first full quarter of natural gas sales at the Bahia terminal in Brazil
•
Advanced Moheshkhali LNG expansion project in Bangladesh
•
Awarded seasonal tender for Bahia Blanca GasPort in Argentina
•
Received approval in principle for the Payra LNG project in Bangladesh
•
Signed binding agreement for regasification services with Gasgrid Finland

CEO Comment

“The financial results we delivered for the first quarter underscore the resilience of our business model and the value our customers place on maintaining flexible access to global LNG supply,” said President and Chief Executive Officer Steven Kobos. “Although the European energy crisis created headwinds early in the year, including the flattening of the JKM to TTF price spread which resulted in fewer opportunities to sub-charter our available vessels to third parties, performance in our base business has remained solid as we demonstrate our proven ability to provide critical regasification services for our customers. In addition, we continue to advance the development of our growth projects in new and existing markets, driving meaningful value creation for our stakeholders.

“This is an exciting time in the history of our Company and the LNG industry,” continued Kobos. “We understand the important role that Excelerate plays in supporting the global transition to a lower-carbon energy future. Every day our operations are helping to keep the lights on for hundreds of millions of people and providing energy security to countries that desperately need it. Recent geo-political events have further highlighted the need for energy security, not only for European countries who have been dependent on Russian gas, but for countries around the world. Moving forward, we expect to benefit from the increased demand for flexible access to LNG.”

First Quarter 2022 Financial REsults

	For the three months ended
	March 31,	December 31,	March 31,
(in millions)	2022	2021	2021
Revenues	$591.7	$338.8	$164.8
Operating Income	$39.1	$23.0	$62.8
Net Income/(loss)	$12.8	$(1.8)	$38.0
Adjusted EBITDA (1)	$62.3	$56.0	$89.5
Adjusted EBITDAR (1)	$71.4	$63.7	$96.6

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Press Release

Key Project Updates

Finland LNG Terminal

In April 2022, the government of Finland announced its intention to stop purchases of Russian pipeline natural gas and instead to utilize a floating storage and regasification unit (FSRU) to meet its natural gas consumption needs by year end 2022. The government of Estonia has made a similar decision. Due to the proximity and good relations between the two countries, Estonia will participate in the Finnish project rather than pursuing a project of its own. In May 2022, Excelerate and Gasgrid Finland signed a 10-year, time charter party agreement for Excelerate to provide LNG regasification service that is expected to start in the fourth quarter of 2022. Gasgrid Finland has initiated the development of a new jetty in Southern Finland, near the Balticconnector pipeline, for the FSRU Exemplar to moor.

Payra LNG

In May 2022, the Payra LNG project was approved in principle by the government of Bangladesh, a significant milestone in the approval process. Excelerate has commenced negotiations of the integrated deal, which includes an LNG supply agreement that would allow the Company to sell three to four million tons per annum of LNG to the country. The Payra LNG project would represent Excelerate’s largest deployment of capital to date and has the potential to significantly increase the scale of the Company’s operations from a global perspective.

MLNG Expansion

In February 2022, the Moheshkhali LNG (“MLNG”) expansion project was approved in principle by the government of Bangladesh. MLNG is one of Excelerate’s three E-FIT integrated terminals. Excelerate has commenced commercial negotiations for the expansion of the terminal, the extension of our regasification agreement by five years to 2038, and an LNG supply agreement to sell up to 1.5 million tons per annum.

Vlora LNG Terminal

In January 2022, Excelerate received approval from the Albanian government to proceed with the second phase of the feasibility study for the Vlora LNG terminal and power plant. Under the previously announced MOU with Albgaz, Albania's natural gas transmission system operator, and Snam, one of the largest energy infrastructure owners and operators in the world, Excelerate is continuing to explore solutions to connect the Vlora LNG Terminal with other European natural gas infrastructure.

Bahia Blanca

In March 2022, Excelerate was awarded a seasonal charter for the FSRU Exemplar at the Bahia Blanca GasPort terminal in Argentina. Following regasification services at the Northeast Gateway Deepwater Port, the Exemplar sailed to Argentina. The vessel arrived at Bahia Blanca in May 2022, and will provide regasification services during the winter in Argentina.

Liquidity and capital resources

As of March 31, 2022, Excelerate had $82.9 million in cash and cash equivalents. On April 18, 2022, the Company entered into a new $350 million senior secured revolving credit facility (the “Facility”). As of May 20, 2022, the Company had letters of credit issued of $52 million and no outstanding borrowings under the Facility. The Facility, which has a three-year maturity that expires in April 2025, will further enhance Excelerate’s liquidity and balance sheet strength.

2022 Financial Outlook

For the full year 2022, the Company expects Adjusted EBITDA to range between $249 million and $269 million. In addition, the Company expects Adjusted EBITDAR to range between $285 million and $305 million.(1)

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 10:00 am Eastern Time (9:00 a.m. Central Time) on Wednesday, May 25, 2022. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archive replay of the call and a copy of the presentation will be on the website following the call.

Press Release

ABOUT EXCELERATE ENERGY:

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Founded in 2003 by George B. Kaiser, Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. Excelerate offers a full range of flexible regasification services from FSRU to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Ho Chi Minh City, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other nonrecurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2022 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

The Company uses Adjusted Gross Margin, a non-GAAP financial measure, which it defines as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure its operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of its assets. The Company's computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA and Adjusted EBITDAR

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because the Company believes it is a useful indicator of its operating performance. The Company defines Adjusted EBITDA, a non-GAAP measure, as net income before interest, income taxes, depreciation and amortization, and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance. Adjusted EBITDAR is a non-GAAP financial measure included as a supplemental disclosure because the Company believes it is a valuation measure commonly used by financial statement users to more effectively compare the results of its operations from period to period and against other companies without regard to its financing methods or capital structure. The Company defines Adjusted EBITDAR, a non-GAAP measure, as Adjusted EBITDA adjusted to eliminate the effects of rental expenses for vessels and other infrastructure, which are normal, recurring cash operating expenses necessary to operate its business.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA and Adjusted EBITDAR because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA and Adjusted EBITDAR should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company's operating performance or liquidity. These measures have limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Adjusted EBITDAR. Adjusted EBITDAR should not be viewed as a measure of overall performance or considered in isolation or as an alternative to net income because it excludes rental expenses for vessels and other infrastructure, which is a normal, recurring cash operating expense that is necessary to operate the Company's business. The Company's presentation of Adjusted EBITDA and Adjusted EBITDAR should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, each of Adjusted EBITDA and Adjusted EBITDAR has significant limitations which affect its use as an indicator of its profitability and valuation, and you are cautioned not to place undue reliance on this information.

Press Release

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements about Excelerate and its industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding Excelerate’s future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which Excelerate operates, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “may,” “intend,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” “shall,” “should,” “anticipate,” “opportunity” or the negative thereof or other variations thereon or comparable terminology. These statements appear throughout this press release and include, but are not limited to, statements regarding Excelerate’s plans, objectives, expectations and intentions.

You should not rely on forward-looking statements as predictions of future events. Excelerate has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, Excelerate operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, for example the invasion of Ukraine by Russia, and it is not possible for Excelerate to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The unprecedented nature of the Covid-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “Excelerate believes” and similar statements reflect Excelerate’s beliefs and opinions on the relevant subject. These statements are based on information available to Excelerate as of the date of this press release. And while Excelerate believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. Excelerate’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Excelerate undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Excelerate may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Excelerate’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

Sard Verbinnen & Co

Excelerate-SVC@sardverb.com

or

media@excelerateenergy.com

Press Release

Excelerate Energy Limited Partnership

Consolidated Statements of Income (Unaudited)

	For the three months ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	(In thousands)
Revenues
FSRU and terminal services	$97,592	$115,731	$125,863
Gas sales	494,081	223,072	38,950
Total revenues	591,673	338,803	164,813
Operating expenses
Cost of revenue and vessel operating expenses	50,063	60,308	39,205
Direct cost of gas sales	463,352	210,568	23,338
Depreciation and amortization	23,743	26,588	26,109
Selling, general and administrative expenses	12,634	12,975	13,345
Restructuring, transition and transaction expenses	2,753	5,361	—
Total operating expenses	552,545	315,800	101,997
Operating income	39,128	23,003	62,816
Other income (expense)
Interest expense	(7,054)	(7,334)	(8,292)
Interest expense – related party	(12,173)	(11,447)	(12,550)
Earnings from equity method investment	778	832	804
Other income (expense), net	(4,116)	193	(243)
Income before income taxes	16,563	5,247	42,535
Provision for income taxes	(3,719)	(7,035)	(4,512)
Net income (loss)	12,844	(1,788)	38,023
Less net income (loss) attributable to non-controlling interest	(816)	883	759
Less net income (loss) attributable to non-controlling interest – ENE Onshore	(237)	2,384	(1,995)
Net income (loss) attributable to partners	$13,897	$(5,055)	$39,259

Press Release

Excelerate Energy Limited Partnership

Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$82,905	$72,786
Current portion of restricted cash	3,347	2,495
Accounts receivable, net	116,405	260,535
Accounts receivable, net – related party	11,214	11,140
Inventories	52,207	105,020
Current portion of net investments in sales-type leases	12,775	12,225
Other current assets	28,382	26,194
Total current assets	307,235	490,395
Restricted cash	16,104	15,683
Property and equipment, net	1,412,474	1,433,169
Operating lease right-of-use assets	98,598	106,225
Net investments in sales-type leases	409,543	412,908
Investment in equity method investee	22,343	22,051
Other assets	29,331	20,305
Total assets	$2,295,628	$2,500,736
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$22,515	$303,651
Accounts payable to related party	8,951	7,937
Accrued liabilities and other liabilities	112,639	105,034
Current portion of deferred revenue	8,547	9,653
Current portion of long-term debt	19,939	19,046
Current portion of long-term debt – related party	7,250	7,096
Current portion of operating lease liabilities	31,884	30,215
Current portion of finance lease liabilities	21,278	21,903
Current portion of finance lease liabilities – related party	17,118	15,627
Total current liabilities	250,121	520,162
Derivative liabilities	509	2,999
Long-term debt, net	209,729	214,369
Long-term debt, net – related party	250,518	191,217
Operating lease liabilities	71,261	77,936
Finance lease liabilities	225,036	229,755
Finance lease liabilities – related party	206,589	210,992
Asset retirement obligations	35,296	34,929
Other long-term liabilities	17,741	14,451
Total liabilities	$1,266,800	$1,496,810
Commitments and contingencies
Equity interest	$1,149,666	$1,135,769
Related party note receivable	(159)	(6,759)
Accumulated other comprehensive loss	(3,720)	(9,178)
Non-controlling interest	13,560	14,376
Non-controlling interest – ENE Onshore	(130,519)	(130,282)
Total equity	$1,028,828	$1,003,926
Total liabilities and equity	$2,295,628	$2,500,736

Press Release

Excelerate Energy Limited Partnership

Consolidated Statements of Cash Flows (Unaudited)

	For the three months ended
	March 31, 2022	March 31, 2021
Cash flows from operating activities	(In thousands)
Net income	$12,844	$38,023
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	23,743	26,109
Amortization of operating lease right-of-use assets	7,663	5,651
Accretion expense	367	352
Amortization of debt issuance costs	277	320
Deferred income taxes	176	—
Share of net earnings in equity method investee	(778)	(804)
Distributions from equity method investee	2,700	—
Changes in operating assets and liabilities:
Accounts receivable	144,056	(12,680)
Inventories	52,813	16,760
Other current assets and other assets	(11,924)	(1,517)
Accounts payable and accrued liabilities	(264,001)	(21,665)
Derivative liabilities	554	274
Current portion of deferred revenue	(1,106)	1,445
Net investments in sales-type leases	2,815	2,356
Operating lease assets and liabilities	(5,041)	(5,317)
Other long-term liabilities	3,489	(2,030)
Net cash provided by (used in) operating activities	$(31,353)	$47,277
Cash flows from investing activities
Purchases of property and equipment	(11,029)	(5,184)
Net cash used in investing activities	$(11,029)	$(5,184)
Cash flows from financing activities
Proceeds from long-term debt – related party	566,300	12,100
Repayments of long-term debt – related party	(506,844)	(1,713)
Repayments of long-term debt	(4,025)	(6,454)
Related party note receivables	—	(45,000)
Collections of related party note receivables	6,600	—
Principal payments under finance lease liabilities	(5,345)	(8,846)
Principal payments under finance lease liabilities – related party	(2,912)	(3,798)
Net cash provided by (used in) financing activities	$53,774	$(53,711)
Net increase (decrease) in cash, cash equivalents and restricted cash	11,392	(11,618)

Cash, cash equivalents and restricted cash
Beginning of period	$90,964	$109,539
End of period	$102,356	$97,921

Press Release

Excelerate Energy Limited Partnership

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the periods indicated.

	For the three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(In thousands)
FSRU and terminal services revenues	$97,592	$115,731	$125,863
Gas sales revenues	494,081	223,072	38,950
Cost of revenue and vessel operating expenses	(50,063)	(60,308)	(39,205)
Direct cost of gas sales	(463,352)	(210,568)	(23,338)
Depreciation and amortization expense	(23,743)	(26,588)	(26,109)
Gross Margin	$54,515	$41,339	$76,161
Depreciation and amortization expense	23,743	26,588	26,109
Adjusted Gross Margin	$78,258	$67,927	$102,270

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDAR to the GAAP financial measure of net income (loss) for each of the periods indicated.

	For the three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(In thousands)
Net income (loss)	$12,844	$(1,788)	$38,023
Interest expense	19,227	18,781	20,842
Provision for income taxes	3,719	7,035	4,512
Depreciation and amortization expense	23,743	26,588	26,109
Restructuring, transition and transaction expenses	2,753	5,361	—
Adjusted EBITDA	$62,286	$55,977	$89,486
Vessel and infrastructure rent expense	9,094	7,705	7,098
Adjusted EBITDAR	$71,380	$63,682	$96,584

	2022E	2022E
(in millions)	Low Case	High Case
Income before income taxes	$60	$95
Interest expense	60	55
Depreciation and amortization expense	100	95
Stock based compensation	2	1
Restructuring, transition and transaction expenses	27	23
Adjusted EBITDA	249	269
Vessel and infrastructure rent expense	36	36
Adjusted EBITDAR	$285	$305

Note: We have not reconciled the Adjusted EBITDA and Adjusted EBITDAR outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.